UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C.  20549

                                   SCHEDULE 14C INFORMATION

                                        CURRENT REPORT

                                   PURSUANT TO SECTION 14(C)
                                            of the
                                SECURITIES EXCHANGE ACT OF 1934

                               Date of Report March    , 2004

                               NCI Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                                            Nevada
                (State or other jurisdiction of incorporation or organization)


               62886B104                                 65-1021346
               ---------                                ----------
             (CUSIP Number)                (IRS Employer Identification Number)

                                c/o Jared Gold, President
                  268 West 400 South, Suite 301, Salt Lake City, Utah 84101
                         (Address of principal executive offices)

                                      (801) 575-8073
                     (Registrant's telephone number, including area code)


                            We Are Not Asking You For a Proxy
                                          AND
                        You Are Requested Not to Send Us A Proxy


Check the appropriate box:
        [X]    Preliminary Information Statement
        [   ]  Confidential, for Use of the Commission Only (as permitted by
               Rule 14c-5(d)(2)
        [   ]  Definitive Information Statement


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                              -------------------
                               NCI Holdings, Inc.
                              ------------------
                 (Name of Registrant as Specified in its Charter)
                             --------------------

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Payment of Filing Fee (Check the appropriate box):

        [ X  ] No fee required.
        [      Fee computed on table below per Exchange Act Rules 14(c)-5(g)
               and 0-11.
               1) Title of each class of securities which transaction applies:
               2) Aggregate number of securities to which transaction applies:
               3) Per unit price or other underlying value of transaction
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               fee paid: $125.00

        [ ] Fee paid previously with preliminary materials.
        [      ] Check box if any part of the fee is offset as provided by
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               1) Amount Previously Paid: 2) Form, Schedule or Registration No.:
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                                      NCI Holdings, Inc.
                                268 WEST 400 SOUTH, SUITE 300
                                  SALT LAKE CITY, UTAH 84101

                             Notice of Action by Written Consent
                        of a Majority of the Outstanding Common Stock
                                   taken on April --, 2004

To the Stockholders of NCI Holdings Inc.:

This Information Statement is furnished to the stockholders of NCI Holdings, Inc., a Nevada corporation (NCI), in connection with the following corporate action approved by the written consent by the holder of a majority of the outstanding shares of common stock of NCI:

       o Amendment to the articles of incorporation changing the name from NCI Holdings Inc. to Dark Dynamite Inc.

        o Amendment to the article of incorporation increasing the number of authorized $0.001 par value shares of the Common Stock from 600,000,000 to 5,000,000,000. The number of preferred shares authorized will remain at 5,000,000.


NCI is not asking you for a proxy and you are requested not to send a proxy. Your vote or consent is not requested or required to approve the above amendments to NCI's article of incorporation This Information Statement is provided solely for your information.

Only stockholders of record at the close of business on April 1, 2004 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                            By Order of the Board of Directors


                                            /s/ Jared Gold
                                            --------------------------------
                                            Jared Gold, President

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This information statement is being furnished to all holders of the common stock of NCI in connection with the Action by Written Consent to amend NCI's Articles of Incorporation.

                                   ITEM 1.

                            INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of NCI Holdings Inc., a Nevada Corporation ("NCI"), in connection with resolutions of the Board of Directors and the written shareholder consent of a holder of in excess of 50% of the common stock of NCI providing for an amendment to NCI's Articles of Incorporation:

 o Changing the name of NCI to "Dark Dynamite, Inc."
 o Increasing NCI's authorized common shares from 600,000,000 shares of $0.001 par value common stock to 5,000,000,000 shares of $0.001 par value common stock.


                                NAME CHANGE

The Board of Directors believes that it is in the best interest of NCI to change its name to Dark Dynamite, Inc. to reflect its recent acquisition of Black Chandelier, Inc., a start up company. NCI Holdings, Inc., also wishes to apply a more image conscious name to a company with interests in providing artistic lifestyle products, services, eccentric homewares and clothing, perfumed goods, and body care products. All of these concepts and forward looking aquisition goals will be to support the newly outlined aesthetic of Dark Dynamite Inc:
"engineering the aesthetic of wonder."

              INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY
NCI's Articles of Incorporation, as currently in effect, authorizes NCI to issue up to 600,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.10 per share. The Board of Directors and the Majority Shareholders have approved an increase in the number of authorized shares of the common stock of NCI. Upon the filing of the Amended Articles of Incorporation, NCI will be authorized to issue 5,000,000,000 shares of common stock, $0.001 par value per share. The number of authorized preferred shares will remain the same at 5,000,000 shares with a $0.10 par value per share.
The Board of Directors believes that it is in NCI's and NCI's stockholders' best interests to increase the availability of additional authorized ,but unissued capital stock to provide NCI with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purposes.
The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should NCI decide to use its shares for one or more of such previously mentioned purposes or otherwise. NCI reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.
The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of NCI, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of NCI are then listed. Under NCI's Articles, the NCI stockholders do not have preemptive rights to subscribe to additional securities which may be issued by NCI, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of NCI in order to maintain their proportionate ownership of NCI's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.
In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of NCI

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by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of NCI and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for NCI stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting NCI's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of NCI's business. However, the Board of Directors is not aware of any attempt to take control of NCIand the Board of Directors did not approve the increase in NCI's authorized capital with the intent that it be utilized as a type of anti-takeover device.


The Board of Directors and a person owning the majority of the outstanding voting securities of NCI have unanimously adopted, ratified and approved resolutions to effect the name change and recapitalization. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment was filed and became effective on April __, 2004.

New stock certificates taking into account the Name Change may be obtained from Standard Registrar & Transfer Company, Inc., whose address and telephone number are as follows:

               12528 South 1840 East
               Draper, Utah 84020
               Telephone (801) 571-8844

No transfer fee is required to effect such a transfer. Stock certificates being transferred into the present owner's name need not be signed or guaranteed. Those being transferred to someone other than the present record owner must be signed and bear a "Medallion Member" bank or broker/dealer signature guarantee.

The Form 10-QSB filed by NCI with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. NCI is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                    DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Name Change or Recapitalization.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on April __ 2004 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, NCI had outstanding 72,899,775 shares of $0.001 par value common stock. Richard D. Surber, by virtue of his position as President of Diversified Holdings X, Inc., holds a controlling interest of 200,257 shares of the $0.001 par value common stock of NCI as of the record date, representing more than a majority of NCI's outstanding common stock. Richard Surber has consented to the action required to effect the proposed amendments to NCI's Articles of Incorporation. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

Richard Surber personally owns no shares of NCI's stock as of the record date.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of NCI's Common Stock, (1,254,857 shares of preferred stock are outstanding) as of April__2004 by (i) each person who is known by NCI to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of NCI's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:






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
 Title of Class    Name and Address of Beneficial       Amount and Nature of       Percent of Class
                             Ownership                  Beneficial Ownership
Common Stock               Jared Gold                      70,000,000
                      268 W. 400 S., Suite 300                                            96%
                     Salt Lake City, Utah 84101
  Common Stock      Diversified Holdings X, Inc.              200,257  1                 .002%
                      268 W. 400 S. Suite 300
                     Salt Lake City, Utah 84101
  Common Stock   All Executive Officers and Directors        70,000,000                   96%
                             as a Group

As of April 1, 2004, NCI had 72,899,775 shares of its common voting stock issued and outstanding.

                           VOTE REQUIRED FOR APPROVAL
Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of NCI and a person owning and having voting power in excess of 50% of the outstanding voting securities of NCI have adopted, ratified and approved the name change and change in the authorized shares of NCI.(see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendment.

The securities that would have been entitled to vote if a meeting was required to be held to amend NCI's Articles of Incorporation consist of issued and outstanding shares of NCI's $0.001 par value common voting stock outstanding on March 23, 2004, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to NCI's Articles of Incorporation.

                                  ITEM 2.

                   STATEMENT THAT PROXIES ARE NOT SOLICITED

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                 ITEM 3.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to NCI's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.
--------
1Richard D. Surber, by virtue of his position as President of Diversified Holdings X, Inc. (DHX) has voting power over the 200,257 shares owned by DHX. DHX is also the holder of 1,254,857 which shall carry voting right of 25 votes for each share issued. Preferred shares or 100% of the total issued and outstanding shares of preferred stock. Mr. Surber personally owns no shares of NCI's common stock.
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                        ADDITIONAL INFORMATION

Additional information concerning NCI Holdings Corporation including its Form 10-SB initial registration statement and quarterly reports on Form 10-QSB for the past two quarters, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.




Dated: April __, 2003



                                            By Order of the Board of Directors


                                            /s/ Jared Gold
                                            -------------------------------
                                            Jared Gold, President










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                                    Exhibit "A"

                             CERTIFICATE OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                                 NCI Holdings Inc.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of NCI Holdings Corporation., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

        Pursuant to the provisions of Section 78.320, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Corporation.

        FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on March 21, 1995

        SECOND: The following amendments increasing the authorized common stock from 600,000,000 to 5,000,000,000 shares and changing the Corporation's name were adopted by 70,000,000 shares, or 96%, of the 72,899,775 issued and outstanding shares of common stock entitled to approve such amendments.

        THIRD: Article I of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

"FIRST. The Name of the Company is Dark Dynamite Inc."

        FOURTH: Article IV of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

"FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of 5 Billion (5,000,000,000) having par value of $0.001 each, and (2) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.10 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders."

DATED this day of   April 2004.


/s/ Jared Gold
------------------------------------
Jared Gold, President, and Director

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